Exhibit 5.1


                    [AK Steel Holding Corporation Letterhead]




                                 October 1, 1999



The Board of Directors
AK Steel Holding Corporation
703 Curtis Street
Middletown, Ohio 45043

Dear Ladies and Gentlemen:

           In my capacity as General Counsel of AK Steel Holding Corporation ("AK Holding"), I am furnishing this opinion in connection with the filing by AK Holding with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933 with respect to an aggregate of 500,000 shares of AK Holding's Common Stock, $0.01 par value (the "Shares").

           In my capacity as General Counsel of AK Holding, I have examined originals or copies (certified or otherwise identified to my satisfaction) of such corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers of AK Holding, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

           Based on the foregoing, I am of the opinion that:

           (1) AK Holding is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and

           (2) the Shares have been duly, authorized validly issued and are fully-paid and non-assessable.

           The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and no opinion is expressed as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus contained therein.


                                                 Very truly yours,

                                                 /s/ John G. Hritz

                                                 John G. Hritz
                                                 Executive Vice President
                                                 and General Counsel


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